                                                                    EXHIBIT 4.17





                               First Amendment to
                          Subordinated Credit Agreement




                                December 5, 2001


The Meridian Resource Corporation
1401 Enclave Parkway
Suite 300
Houston, TX 77077

Att:  Mr. James H. Shonsey
      Vice President, Finance & Capital Markets

Gentlemen:

         This First Amendment to the Subordinated Credit Agreement (the "Amendment") will serve to set forth the amended terms of the financing transaction by and between THE MERIDIAN RESOURCE CORPORATION, a Texas corporation ("Borrower"), and FORTIS CAPITAL CORP., a Connecticut corporation ("Fortis").

         WHEREAS, Borrower and Fortis have entered into the Subordinated Credit Agreement, dated as of January 5, 2001, (the "Credit Agreement"); and


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

         WHEREAS, the Borrower has requested that Fortis extend the maturity of the Credit Agreement, and Fortis is willing to do so subject to the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. DEFINED TERMS. All capitalized terms used but not otherwise defined in this Amendment shall have the meaning ascribed to them in the Credit Agreement. Unless otherwise specified, all section references herein refer to sections of the Credit Agreement.

         2. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

                  2.1 SECTION 1.1. DEFINITIONS.

                           (a) The definition of "Applicable Base Rate Margin"
is amended to read as follows:

                           "Applicable Base Rate Margin" means the following:


                             Time Period                          Base Rate Margin
                             -----------                          ----------------
                           January 1, 2002                             1.50%
                           to and including
                           March 31, 2002

                           April 1, 2002                               2.00%
                           to and including
                           September 30, 2002

                           October 1, 2002                             2.50%
                           to and including
                           December 31, 2002


                           (b) The definition of "Applicable Eurodollar Rate
Margin" is amended to read as follows:



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

                           "Applicable Eurodollar Rate Margin" means the
following:


                           Time Period                       Eurodollar Rate Margin
                           -----------                       ----------------------
                           January 1, 2002                             3.50%
                           to and including
                           March 31, 2002

                           April 1, 2002                               4.50%
                           to and including
                           September 30, 2002

                           October 1, 2002                             5.50%
                           to and including
                           December 31, 2002


                           (c) The definition of "Termination Date" is amended
to read as follows:

                           "Termination Date" means December 31, 2002.

                  2.2 Section 2.03 of the Credit Agreement, "Repayment of Loans", is amended to read as follows:

                  SECTION 2.03. Repayment of Loans. The Borrower shall pay to the Lender the principal amount of the Loans outstanding on the date hereof as follows:

                           (a) The lesser of (i) the then outstanding principal
                  balance of the Loans, and (ii) Twenty percent (20%) of the principal balance outstanding on the date hereof, is due and payable on September 1, 2002.

                           (b) The lesser of (i) the then outstanding principal
                  balance of the Loans, and (ii) Twenty percent (20%) of the principal balance of the Loans outstanding on the date hereof, is due and payable on December 1, 2002.

                           (c) The remaining outstanding principal is due and
                  payable in full on December 31, 2002.



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

                  2.3 Section 2.06 of the Credit Agreement, "Prepayments, Conversion and Continuation of Loans", is amended to add the following sentence to the end of Section 2.06:

                           "Prepayments of the Loans shall be applied to outstanding principal in the inverse order of payments due as set forth in Section 2.03."

         3. EFFECTIVENESS OF AMENDMENT. This Amendment shall be effective upon receipt by Fortis of:

                  (a) A copy of this Amendment duly signed by an authorized representative of the Borrower.

                  (b) A Compliance Certificate executed by Borrower.

                  (c) The written consent of the Administrative Agent and the Required Lenders (which may include the Administrative Agent), as defined in the Senior Facility, allowing the Borrower and Fortis to enter into this Amendment.

                  (d) Payment by the Borrower of any expenses or fees due
Fortis.

         4. RATIFICATIONS, REPRESENTATIONS AND WARRANTIES.

                  (a) The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect. The Borrower and Fortis agree that the Credit Agreement and the Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

                  (b) In order to induce Fortis to enter into this Amendment, Borrower represents and warrants to Fortis that:

                           (i) The representations and warranties contained in
                  Article V of the Credit Agreement are true and correct at and as of the time of the effectiveness hereof.

                           (ii) The Borrower is duly authorized to execute and
                  deliver this Agreement and the Borrower is and will continue to be duly authorized to borrow and to perform its obligations under the Credit Agreement as




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

                  amended hereby. The Borrower has duly taken all action necessary to authorize the execution and delivery of this Agreement and to authorize the performance of its obligations thereunder.

         5. BENEFITS. This Amendment shall be binding upon and inure to the benefit of Fortis and the Borrower, and their respective successors and assigns; provided, however, that Borrower may not, without the prior written consent of Fortis, assign any rights, powers, duties or obligations under this Amendment, the Credit Agreement or any of the other Loan Documents.

         6. CONSTRUCTION. This Amendment shall be governed by and construed in accordance with the laws of the State ofTexas.

         7. INVALID PROVISIONS. If any provision of this Amendment is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Amendment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

         8. ENTIRE AGREEMENT. The Credit Agreement, as amended by this Amendment, contains the entire agreement among the parties regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings among the parties hereto regarding same.

         9. REFERENCE TO CREDIT AGREEMENT. The Credit Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

         10. LOAN DOCUMENT. This Amendment shall be considered a Loan Document within the meaning of such term as defined in the Credit Agreement.

         11. COUNTERPARTS. This Amendment may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same agreement.




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


         If the foregoing correctly sets forth our mutual agreement, please so acknowledge by signing and returning this Amendment to the undersigned.

                                    Very truly yours,

                                    FORTIS CAPITAL CORP.

                                    By: /s/ KAREL LOUMAN
                                        ---------------------------------------
                                    Name:   Karel Louman
                                    Title:  Chief Executive Officer

                                    By: /s/ TROND ROKHOLT
                                        ----------------------------------------
                                    Name:   Trond Rokholt
                                          --------------------------------------
                                    Title:  Managing Director
                                           -------------------------------------



ACCEPTED as of the date
first written above.

BORROWER:

THE MERIDIAN RESOURCE CORPORATION

By: /s/ JAMES H. SHONSEY
    ---------------------------------------------
Name:   James H. Shonsey
Title:  Vice President, Finance & Capital Markets






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